SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2011

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 8, 2011, Discovery Laboratories, Inc. (the “Company”) filed a universal shelf registration statement on Form S-3 (the “2011 Shelf Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the proposed offering from time to time of up to $200 million of the Company’s securities.  The 2011 Shelf Registration Statement in part replaces a similar shelf registration statement filed in June 2008, which is expiring in June 2011 and will be deemed terminated as of the date that the 2011 Shelf Registration Statement is declared effective by the SEC.  Under the 2011 Shelf Registration Statement, the Company has the flexibility to issue and sell a variety of securities, including common stock, preferred stock, varying forms of debt and warrant securities, or any combination of the foregoing, and is intended to enable the Company to react to market opportunities as they arise.  These securities may not be sold nor may offers to buy be accepted before the 2011 Shelf Registration Statement becomes effective.  Once the 2011 Shelf Registration Statement is declared effective by the SEC, the Company will be able to issue the securities from time to time in response to market conditions or other circumstances on terms and conditions that will be determined at such time. The Company currently has no immediate plans to sell securities under the 2011 Shelf Registration Statement.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and
Chief Executive Officer

Date:  June 8, 2011

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